CERTIFICATION

I, Bernard B. Klawans, Chief Executive Officer and Chief Financial Officer of Valley Forge Fund, Inc. (the “Registrant”), certify to the best of my knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2009 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Valley Forge Fund, Inc.

By /s/ Bernard B. Klawans

Bernard B. Klawans

Chief Executive Officer and Chief Financial Officer

Date: August 25, 2009

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Valley Forge Fund, Inc. and will be retained by Valley Forge Fund, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Ex-99.906 CERT